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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-84290 and 333-99483 on Form S-8 and No. 333-112914 on Form S-3 of Hanover
Capital Mortgage Holdings, Inc. of our report dated April 13, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 21), appearing in this Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries for the fiscal year ended December 31, 2003.

/s/ Deloitte & Touche LLP



New York, New York
April 13, 2004